Exhibit 99.1

PRESS RELEASE

SILVER BAY REALTY TRUST CORP.

REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Quarterly Acquisitions Exceeded 1,200 Single-Family Properties

NEW YORK, May 13, 2013 - Silver Bay Realty Trust Corp. (NYSE: SBY) or “Silver Bay,” or “the Company,” today announced its financial results for the quarter ended March 31, 2013.

Highlights

•                  Acquired more than 1,200 single-family properties during the first quarter 2013

•                  Leased 810 single-family properties during the first quarter 2013

•                  Owned portfolio of approximately 4,600 single-family properties located in fourteen markets across eight states as of March 31, 2013

•                  Entered into a $200 million revolving credit facility subsequent to quarter end

Financial Results

Silver Bay reported first quarter 2013 total revenue of $7.7 million. Net loss attributable to common stockholders for the first quarter was $6.4 million, or ($0.16) per diluted share. Due to the formative stage of Silver Bay’s development, many properties in the Company’s portfolio were in the renovation and stabilization phases and therefore were not yet producing rental income.

Portfolio Summary and Operating Metrics

“We continue to execute on our ramp-up strategy, and are pleased with the pace and quality of our acquisitions,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “Our renovation and leasing activity is also increasing, and we expect our occupancy rate will gradually increase as we absorb the new acquisitions.”

Silver Bay owned a portfolio of 4,594 single-family properties as of March 31, 2013, representing a 35% sequential quarter increase. During the first quarter 2013, the Company acquired 1,215 single-family properties.

Silver Bay achieved an occupancy rate of 92% and an average monthly rent of $1,156 on 2,614 properties that were stabilized as of March 31, 2013. The Company defines a stabilized property as the earlier of its first authorized occupancy or 90 days after the renovations for such property are complete.

Silver Bay reported an occupancy rate of 81% and an average monthly rent of $1,161 on 2,522 properties that were owned for a minimum of six months.

A total of 2,413 single-family properties of the aggregate portfolio were leased as of March 31, 2013, resulting in an occupancy rate of 53%. The occupancy rate of the aggregate portfolio is not indicative of the portfolio’s expected performance due to the significant number of recently acquired properties and those still in the stabilization phase. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.01 per share of common stock for the quarter ended March 31, 2013. The dividend was paid April 12, 2013 to common stockholders of record at the close of business on April 1, 2013.

Events Subsequent to First Quarter 2013

On May 10, 2013, Silver Bay entered into a $200 million revolving credit facility with a syndicate of banks. The credit facility will mature in May 2016 and bear interest at a varying rate of the London Interbank Offered Rate, or LIBOR, plus 3.50% subject to a LIBOR floor of 0.5%. The credit facility will be used for the acquisition, financing and renovation of properties and other general purposes.

Conference Call

Silver Bay will host a conference call on May 14, 2013 at 9:00 a.m. EDT to discuss first quarter 2013 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 317-6016 (or (412) 317-6016 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 14, 2013 through 9:00 a.m. EDT on May 24, 2013. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing Conference Number 10027874. The call will also be archived on the Company’s website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay currently owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay intends to elect and qualify to be taxed as a REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s target markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the credit facility; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s target assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC’s Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, telephone (952) 358-4400.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA

FIRST QUARTER 2013

TABLE OF CONTENTS

ITEM	PAGE

CONDENSED CONSOLIDATED BALANCE SHEET	Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS	Page 5

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	Page 6

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS	Page 7

PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES	Page 8

PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND THOSE OWNED SIX MONTHS OR LONGER	Page 9

SILVER BAY REALTY TRUST CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	March 31, 2013 (unaudited)	December 31, 2012
Assets
Investments in real estate:
Land	$111,285	$82,310
Building and improvements	467,923	338,252
	579,208	420,562
Accumulated depreciation	(4,650)	(1,869)
Investments in real estate, net	574,558	418,693

Assets held for sale	2,856	—
Cash and cash equivalents	92,203	228,139
Escrow deposits	26,610	19,727
Resident security deposits	3,135	2,266
In-place lease and deferred lease costs, net	1,779	2,363
Other assets	6,477	6,114
Total Assets	$707,618	$677,302

Liabilities and Equity
Liabilities:
Accounts payable and accrued property expenses	$6,436	$4,550
Resident prepaid rent and security deposits	3,712	2,713
Amounts due to the manager and affiliates	3,707	3,071
Amounts due previous owners	5,224	6,555
Total Liabilities	19,079	16,889

10% cumulative redeemable preferred stock, $.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000

Equity:
Stockholders’ Equity:
Common stock $.01 par; 450,000,000 shares authorized; 39,313,470 and 37,328,213, respectively shares issued and outstanding	392	372
Additional paid-in capital	699,051	664,146
Cumulative deficit	(12,403)	(5,609)
Total Stockholders’ Equity	687,040	658,909
Noncontrolling interests - Operating Partnership	499	504
Total Equity	687,539	659,413
Total Liabilities and Equity	$707,618	$677,302

SILVER BAY REALTY TRUST CORP.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 (UNAUDITED)

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Revenue:
Rental income	$7,296
Other income	385
Total revenue	7,681

Expenses:
Property operating and maintenance	1,803
Real estate taxes	1,420
Homeowners’ association fees	281
Property management	2,431
Depreciation and amortization	3,748
Advisory management fee -affiliates	2,852
General and administrative	1,528
Total expenses	14,063
Net loss	(6,382)

Net loss attributable to noncontrolling interests - Operating Partnership	5
Net loss attributable to controlling interests	(6,377)
Preferred stock distributions	(25)
Net loss attributable to common stockholders	$(6,402)

Loss per share — basic and diluted(1)
Net loss attributable to common shares	$(0.16)
Weighted average common shares outstanding	39,182,153

(1)               A total of 27,459 of common units have been excluded from the calculation of diluted EPS as their inclusion would not be dilutive.

SILVER BAY REALTY TRUST CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2013 (UNAUDITED)

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock					Noncontrolling
	Shares Issued	Par value amount	Additional Paid-In Capital	Cumulative Deficit	Total Stockholders’ Equity	interests - Operating Partnership	Total Equity
Balance at January 1, 2013	37,328,213	$372	$664,146	$(5,609)	$658,909	$504	$659,413

Net proceeds from sale of common stock	1,987,500	20	34,510	—	34,530	—	34,530
Restricted stock forfeited	(2,243)	—	—	—	—	—	—
Dividends declared	—	—	—	(417)	(417)	—	(417)
Other	—	—	395	—	395	—	395
Net loss	—	—	—	(6,377)	(6,377)	(5)	(6,382)

Balance at March 31, 2013	39,313,470	$392	$699,051	$(12,403)	$687,040	$499	$687,539

SILVER BAY REALTY TRUST CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 (UNAUDITED)

(AMOUNTS IN THOUSANDS)

Cash Flows From Operating Activities:
Net loss	$(6,382)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	3,748
Non-cash stock compensation	288
Net change in assets and liabilities:
Decrease in related party payables, net	(299)
Increase in deferred lease fees and prepaid rents	180
Decrease in other assets	166
Decrease in accounts payable and accrued property expenses	(358)
Net cash used by operating activities	(2,657)

Cash Flows From Investing Activities:
Purchase of investments in real estate	(141,133)
Capital improvements of investments in real estate	(19,562)
Increase in escrow cash	(6,882)
Other	(107)
Net cash used by investing activities	(167,684)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	34,530
Other	(125)
Net cash provided by financing activities	34,405

Net change in cash and cash equivalents	(135,936)
Cash and cash equivalents at beginning of period	228,139
Cash and cash equivalents at end of period	$92,203

Noncash investing and financing activities:
Accrued preferred stock dividends	$(25)
Common stock and unit dividends declared, but not paid	$(392)
Advisory management fee — additional basis	$395
Capital improvements in accounts payable	$1,262

SILVER BAY REALTY TRUST CORP.

PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES

The following table provides a summary of Silver Bay’s portfolio of single-family properties as of March 31, 2013.

Market	Number of Properties(1)	Aggregate Cost Basis(2) (thousands)	Average Cost Basis Per Property (thousands)	Average Age (in years)(3)	Average Square Footage	Number of Leased Properties	Number of Vacant Properties(4)	Average Monthly Rent for Leased Properties(5)
Phoenix	1,276	$166,636	$131	22.8	1,661	789	487	$1,043
Tampa	897	111,902	125	23.4	1,662	457	440	1,258
Atlanta	785	90,848	116	16.6	2,046	409	376	1,192
Northern CA(6)	372	64,022	172	44.9	1,375	232	140	1,449
Las Vegas	277	36,683	132	15.8	1,713	172	105	1,163
Tucson	202	15,333	76	40.0	1,336	161	41	835
Southern CA(7)	161	20,058	125	43.0	1,351	54	107	1,141
Orlando	134	18,649	139	23.1	1,744	89	45	1,291
Southeast FL(8)	115	18,159	158	32.5	1,744	—	115	—
Charlotte	102	12,369	121	11.4	1,994	29	73	1,155
Dallas	95	9,528	100	23.0	1,713	15	80	1,168
Columbus	94	7,769	83	33.6	1,496	—	94	—
Jacksonville	51	4,558	89	35.5	1,487	6	45	944
Houston	33	2,694	82	31.0	1,760	—	33	—
Totals	4,594	$579,208	$126	25.1	1,690	2,413	2,181	$1,156

(1)	Total properties exclude properties held for sale by our taxable REIT subsidiary and any properties acquired in previous periods in sales that have been subsequently rescinded or vacated.

(2)

Aggregate cost includes all capitalized costs, determined in accordance with generally accepted accounting principles, incurred through March 31, 2013 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs.  Aggregate cost does not include accumulated depreciation.

(3)

As of March 31, 2013, approximately 20% of the properties in the combined portfolio were less than 10 years old, 27% were between 10 and 20 years old, 17% were between 20 and 30 years old, 17% were between 30 and 40 years old, 8% were between 40 and 50 years old, and 11% were more than 50 years old.

(4)	Total number of vacant properties includes properties in the process of stabilization as well as those available for lease.

(5)

Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of March 31, 2013 and reflects rent concessions amortized over the life of the related lease.

(6)	Northern California market currently consists of Contra Costa, Napa, Sacramento and Solano counties.

(7)	Southern California market currently consists of Riverside and San Bernardino counties.

(8)	Southeast Florida market currently consists of Miami Dade, Broward and Palm Beach counties.

SILVER BAY REALTY TRUST CORP.

PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND

THOSE OWNED SIX MONTHS OR LONGER

The following table summarizes Silver Bay’s stabilized properties and those owned six months or longer as of March 31, 2013.

	Stabilized Properties					Properties Owned at Least Six Months
Market	Number of Stabilized Properties(1)	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Leased Stabilized Properties(2)	Properties Owned 6 Months or Longer	Properties Leased	Properties Vacant	Occupancy Rate	Average Monthly Rent for Properties Owned at Least 6 Months(3)
Phoenix	878	789	89	90%	$1,043	786	685	101	87%	$1,045
Tampa	495	457	38	92%	1,258	623	440	183	71%	1,259
Atlanta	454	409	45	90%	1,192	435	352	83	81%	1,191
Northern CA	250	232	18	93%	1,449	167	149	18	89%	1,562
Las Vegas	174	172	2	99%	1,163	160	143	17	89%	1,156
Tucson	163	161	2	99%	835	151	144	7	95%	835
Southern CA	56	54	2	96%	1,141	111	35	76	32%	1,212
Orlando	89	89	—	100%	1,291	78	78	—	100%	1,313
Southeast FL(4)(5)	—	—	—	—	—	—	—	—	—	—
Charlotte	34	29	5	85%	1,155	11	8	3	73%	1,116
Dallas(5)	15	15	—	100%	1,168	—	—	—	—	—
Columbus(4)(5)	—	—	—	—	—	—	—	—	—	—
Jacksonville(5)	6	6	—	100%	944	—	—	—	—	—
Houston(4)(5)	—	—	—	—	—	—	—	—	—	—
Totals	2,614	2,413	201	92%	$1,156	2,522	2,034	488	81%	$1,161

(1)

The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet our standards and may have existing residents who would not otherwise meet our resident screening requirements. This definition of “stabilized” differs from the definition used in our Annual Report on Form 10-K for 2012, which did not consider a property as stabilized until leased, regardless of how long such property was available for rent after the completion of renovation.

(2)

Average monthly rent for leased stabilized properties was calculated as the average of the contracted monthly rent for all stabilized leased properties as of March 31, 2013 and reflects rent concessions amortized over the life of the related lease.

(3)

Average monthly rent for properties owned at least six months was calculated as the average of the contracted monthly rent for all properties owned at least six months as of March 31, 2013 and reflects rent concessions amortized over the life of the related lease.

(4)	As of March 31, 2013, there were no stabilized properties in this market.

(5)	As of March 31, 2013, there were no properties owned six months or longer in this market.